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                                                                    EXHIBIT 99.1



                                  [CYTRX LOGO]



FOR ADDITIONAL INFORMATION:

CytRx Corporation:
Carolyn French
Director of Communications
310/826-5648
cfrench@cytrx.com

Investor Relations Group:
Lisa Lindberg/John Nesbett
212/825-3210


         CYTRX CORPORATION REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

LOS ANGELES, CA - MAY 17, 2004 - CytRx Corporation (Nasdaq: CYTRE) today announced its financial results for the three-month period ended March 31, 2004. For the quarter, the Company reported a net loss of $3,774,000, or $0.11 per share, versus a net loss of $914,000, or $0.04 per share, for the comparable quarter of 2003.



The primary items affecting comparability between the first quarter of 2004 versus the first quarter of 2003 were an increase in general and administrative costs, reflecting primarily an increase in the scope of the company's operations, and an increase in research and development costs. The majority of the research and development costs were associated with the implementation of the company's RNAi based research and development programs.


Cash and short-term investments totaled $10,005,000 and the Company had working capital of $9,246,000 at March 31, 2004. This compares with cash and short-term investments of $11,644,000 as of December 31, 2003 and working capital of $10,761,000. More detailed financial information is available in the Company's Form 10-


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Q for the quarter ended March 31, 2004,  which was filed with the Securities and
Exchange Commission on May 17, 2004.


Steven A. Kriegsman, CytRx's President & CEO, commented, "We are very pleased with our progress during the fourth quarter. We have added several prominent scientists to our advisory team which will strengthen our research efforts. We continue to move forward in our drug discovery and pre-clinical efforts for ALS, obesity and type 2 diabetes."



     Highlights of the first quarter of 2004 include:



     - The company, Advanced Bioscience Laboratories (ABL) and the University of Massachusetts Medical School (UMMS) announced that ABL had filed an Investigational New Drug Application (IND) with the Food and Drug Administration (FDA) for a Phase I clinical trial for a new HIV vaccine formulation. The IND was accepted by the FDA in March 2004, with volunteers beginning to enroll in the trial in April 2004. The company will have the right to acquire this vaccine product following completion of the Phase I trial.

     - Craig C. Mello, Ph.D., a Blais University Chair and Distinguished Professor of Molecular Medicine at UMMS, and a co-discoverer of RNAi, joined the Scientific Advisory Boards of the company and its subsidiary.

     - Tariq Rana, Ph.D., the founding Director of the Program in Chemical Biology and Professor of Biochemistry & Molecular Pharmacology at UMMS and a prominent biomedical advisor, has joined the Scientific Advisory Boards of the company and its subsidiary.

     - The company's subsidiary, CytRx Laboratories, located in Worcester, Massachusetts, initiated its drug discovery program to identify, screen and validate novel targets for the treatment of diabetes and obesity and then discover new chemical entities (NCEs) to address these targets. This subsidiary, with 14 full-time scientific and support personnel, is combining integrated metabolic


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          diseases biology with its proprietary high throughput chemistry platform to develop molecular based medicines to treat diabetes and obesity.

     - The company earned a $100,000 milestone payment due from Vical Incorporated (Nasdaq: VICL - News) pursuant to Vical's license of CytRx's TranzFect technology. CytRx's TranzFect technology is incorporated in a plasmid DNA vaccine for cytomegalovirus (CMV), being developed by Vical, for which Vical initiated a Phase I clinical trial.

ABOUT CYTRX CORPORATION

CytRx Corporation is a biopharmaceutical research and development company, based in Los Angeles, California, with a subsidiary in Worcester, Massachusetts. The company is engaged in the development of products, primarily in the area of ribonucleic acid interference (RNAi), for the human health care market, in a variety of therapeutic categories. The company has a broad-based strategic alliance with the University of Massachusetts Medical School to develop novel compounds for obesity, type 2 diabetes, CMV and ALS using RNAi technology. CytRx also licensed from UMMS the rights to a DNA-based HIV vaccine technology. The company also has a research program with Massachusetts General Hospital, Harvard University's teaching hospital, to use RNAi technology to develop a drug for the prevention, treatment or cure of ALS. The company has licensed its TranzFect delivery technology for DNA-based vaccines for certain diseases. For more information, visit CytRx's website at www.cytrx.com.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the early stage of CytRx's diabetes, obesity, CMV and ALS research, the need for future clinical testing of any RNAi-based products that may be developed by CytRx, the significant time and expense that will be incurred in developing any of the potential commercial applications for CytRx's RNAi or HIV vaccine technologies, CytRx's need for additional capital to fund future research and development activities, risks relating to the enforceability of any patents covering CytRx's products and to the possible infringement of third party patents by those products, the impact of third party reimbursement policies on the use of and pricing for CytRx's products, and the potential impact of pending or future legal proceedings. Additional uncertainties and risks are described in CytRx's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                                     (more)

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                                CYTRX CORPORATION
                    CONDENSED CONSOLIDATED FINANCIAL SUMMARY
                                   (UNAUDITED)


STATEMENTS OF OPERATIONS

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31
                                                                 2004                2003
                                                             ------------        ------------
INCOME--
     License fees                                            $    100,000        $       --
                                                             ------------        ------------

EXPENSES:
     Research and development (includes non-cash stock          1,431,948               2,500
        compensation of $274,000 in 2004)
     Depreciation and amortization                                 16,330                  60
     Common stock, stock options and warrants
        issued for selling, general and administrative          1,283,832             148,500
     Selling, general and administrative                        1,199,795             525,139
                                                             ------------        ------------
                                                                3,931,905             676,199
                                                             ------------        ------------
Loss before other income                                       (3,831,905)           (676,199)

Other income--
     Interest income                                               23,306              15,766
                                                             ------------        ------------
                                                               (3,808,599)           (660,433)
Minority interest in losses of subsidiary                          34,928                --
Equity in losses minority-owned entity                               --              (253,564)
                                                             ------------        ------------
Net loss                                                     $ (3,773,671)       $   (913,997)
                                                             ============        ============

Basic and diluted loss per common share                             (0.11)              (0.04)
                                                             ============        ============
Basic and diluted weighted average shares outstanding          34,215,007          21,510,111
                                                             ============        ============


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                                CYTRX CORPORATION
                    CONDENSED CONSOLIDATED FINANCIAL SUMMARY
                                   (UNAUDITED)



BALANCE SHEET HIGHLIGHTS
(IN THOUSANDS)

                                    MARCH 31, 2004  DECEMBER 31, 2003
                                    --------------  -----------------
Cash and short-term investments         $10,005         $11,644
Total assets                            $11,911         $12,324
Total liabilities                       $ 2,024         $ 1,801
Working capital                         $ 9,246         $10,761
Common shares outstanding                34,862          33,758